UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2012

Landstar System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21238	06-1313069
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-398-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, the Board of Directors (the "Board") of Landstar System, Inc. (the "Company") elected each of Homaira Akbari and Larry J. Thoele as a Class II Director, effective as of January 1, 2013. As Class II Directors, the terms of Ms. Akbari and Mr. Thoele will expire at the Company's 2013 annual meeting of stockholders. The Board has determined that each of Ms. Akbari and Mr. Thoele satisfy the independence requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated by The Nasdaq Stock Market, Inc. with respect to corporate governance matters (the "Nasdaq Rules"). The Board has also determined that Mr. Thoele satisfies the requirements to serve as a "financial expert" under the Sarbanes-Oxley Act. In addition, the Board has determined that each of Ms. Akbari and Mr. Thoele is "financially literate" within the meaning of the Nasdaq Rules, and has appointed each of them to the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Safety and Risk Committee and the Strategic Planning Committee, in each case effective as of January 1, 2013.

Under the Company's 2003 Directors Stock Compensation Plan, as amended (the "Directors Stock Plan"), in the event that a non-employee director commences a term of Board service that is fewer than three years, such non-employee director shall be entitled to receive a restricted stock award equal to the quotient of (i) $225,000 multiplied by a fraction, the numerator of which is the number of days in such term and the denominator of which is 1,095, divided by (ii) the fair market value of a share of common stock of the Company, par value $.01 per share (the "Common Stock"), on the date of grant, rounded to the nearest whole number of shares. In connection with the election of Ms. Akbari and Mr. Thoele to the Board, the Board has determined each of them is entitled to receive a restricted stock award under the Directors Stock Plan in an amount equal to $29,383.56 divided by the fair market value of a share of Common Stock on January 2, 2013, which will be the date of grant, rounded to the nearest whole number of shares. In addition, the Board has previously determined that each non-employee director of the Company is entitled to receive an annual fee of $75,000, payable in quarterly installments. Accordingly, Ms. Akbari and Mr. Thoele will each receive such fee, effective as of their respective appointments to the Board. Ms. Akbari and Mr. Thoele will each also enter into an Indemnification Agreement with the Company, substantially in the form filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003. These Indemnification Agreements are substantially identical to the Indemnification Agreements entered into by the Company with other members of the Board.

Item 8.01 Other Events.

On December 5, 2012, the Company announced that its Board of Directors declared a dividend of $0.50 per share to holders of its Common Stock. This dividend will be paid on or about December 27, 2012, to stockholders of record as of the close of business on December 17, 2012. The Company also announced that it expects this dividend will be in lieu of any quarterly dividends it may otherwise have declared and paid in connection with its quarterly earnings results for the fourth quarter of fiscal 2012, the four quarters of fiscal 2013, and for the first, second and third quarters of fiscal 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landstar System, Inc.

December 6, 2012	By:	James B. Gattoni

Name: James B. Gattoni
Title: Vice President and Chief Financial Officer